SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) July 22, 1998


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated July 22, 1998.
















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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




July 22, 1998









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







                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               July 22, 1998.














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

                                                     EXHIBIT 99




                                        Contact:  Susan Gaffney
                                                  (302) 774-2698



           DUPONT REPORTS SECOND QUARTER 1998 EARNINGS


        Wilmington, Del., July 22 -- DuPont reported second quarter diluted earnings per share before nonrecurring charges of $.87, down 12 percent compared to $.99 per share earned in the second quarter of 1997. Including net nonrecurring charges of $.04 per share, diluted earnings per share were $.83. Highlights Include:
     o Sales of $11.1 billion were flat with 1997 when adjusted for divested operations.

     o After-tax operating income (ATOI) before nonrecurring items was $1.1 billion, down 8 percent from last year's all-time record.

     o  Chemicals and specialties underlying ATOI was down
        4 percent compared to 1997.

     o Conoco underlying ATOI was down 27 percent, with 30 percent lower realized average crude oil prices.


             Diluted Earnings Per Share Comparisons


                     3 Mos.     Percent      6 Mos.     Percent
                     Ended      Change       Ended      Change
                    6/30/98    From 1997    6/30/98    From 1997

Underlying           $.87        (12)        $1.79        (5)

Reported             $.83        (16)        $1.62       (14)







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


        "Business conditions in the first half have been some of the most difficult that we have experienced in recent years," said DuPont President and Chief Executive Officer Charles O. Holliday, Jr. "The effects of lower oil prices on Conoco, interest expense from acquisitions, and a weaker performance in our polyester and crop protection businesses were not suffi-ciently offset by a strong performance in white pigments and nylon."
        "We have greatly intensified our commitment to improved performance in the second half, focusing on all aspects of total cost productivity. Results from these actions are expected in the fourth quarter," Holliday said. "We expect the challenges we faced in the second quarter to continue, exacerbated by slowing volumes from the growing effects of the General Motors strike and the Asian financial crisis. Consequently, we expect third quarter results to be below last year's third quarter."
        "As we look ahead to 1999 and beyond, we remain on track with our fundamental strategy - transforming DuPont to a higher growth, more profitable company. With our intensified efforts we are confident that the competitive strengths of our materials and life sciences businesses will lead to improved results by the end of this year, setting a positive trend for 1999, despite difficult economic conditions," Holliday said.

        Net income for the quarter before nonrecurring items totaled $1,001 million, down 12 percent from the second quarter 1997 net income of $1,140 million which was an all-time record. The nonrecurring items include a fibers segment after-tax charge of $45 million, principally for employee separation costs taken in connection with the modernization program for global nylon operations. In the petroleum segment, a $31 million tax benefit recognized from the sale of a subsidiary outside the United States was substantially offset by litigation charges in the United States of $28 million.
Chemicals and Specialties
        Chemicals and specialties after-tax income before nonrecurring charges was $935 million, down 4 percent from $969 million in 1997.
     o  Sales for the quarter, including acquisitions, were up
        1 percent on a continuing business basis, reflecting
        3 percent higher volume, partly offset by 2 percent lower selling prices.

     o Without negative currency effects, average worldwide selling prices would have been up 1 percent, with prices outside the United States up 4 percent.

     o  Regionally, volume was flat in the United States, up
        11 percent in Europe and up 2 percent in Asia. The flat U.S. volume principally reflects additional sales from acquisitions offset by weakness in "Dacron" polyester, automotive products, and nylon for textile applications.

     o  For the first six months of 1998, sales were up
        4 percent on a continuing business basis, while underlying after-tax operating income increased
        3 percent.

Petroleum
        Conoco had underlying earnings of $180 million, down
27 percent, reflecting lower upstream earnings due to a significant decline in crude oil prices, partly offset by slightly improved downstream results.
     o Downstream operations earned $95 million, up 8 percent, principally due to higher European refinery runs.

     o  Upstream operations earned $85 million, down 46 percent.
        Crude oil prices averaged $12.37 per barrel for the quarter, $5.41 per barrel or 30 percent less than last year.

     o Worldwide natural gas prices averaged 2 percent higher than last year with 22 percent higher volume in the United States.

     o  Year-to-date underlying earnings were $467 million, down
        19 percent from last year.

Segment Results
        Chemicals segment earnings were $159 million compared to $137 million earned last year, up 16 percent, principally due to higher earnings from white pigments. Segment sales of $1.0 billion were 6 percent lower, reflecting a 12 percent decline from lower sales volume and divested operations. Sell-ing prices were up 6 percent reflecting higher white pigment prices, particularly outside the United States.
        Fibers segment earnings were $179 million. Excluding nonrecurring charges of $45 million, earnings were $224 million, 9 percent below the $245 million earned in 1997. Better earnings from nylon, principally in the flooring market, were



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


offset by lower earnings from nylon apparel and "Dacron" polyester, the latter largely a result of competitive pressure from Asian imports. Sales of $1.9 billion were down 4 percent as selling prices averaged 3 percent lower and sales volumes
1 percent lower.
        Earnings for the polymers segment were $239 million, 8 percent below $259 million earned in 1997, as improved results from engineering polymers and fluoropolymers were offset by lower earnings from automotive products and elastomers. Segment sales of $1.8 billion were 1 percent lower than 1997, reflecting 1 percent lower volume and flat selling prices.
        Excluding nonrecurring items, petroleum segment earnings were $180 million compared to $246 million in the second quarter 1997. U.S. upstream earnings totaled $50 million, down
29 percent principally due to lower crude oil prices. Partly offsetting were higher natural gas volumes from increasing production in the south Texas gas fields acquired in 1997, and slightly higher gas prices. Outside the United States, upstream earnings were $35 million, down 60 percent due to the effect of lower crude oil prices and higher dry hole costs. While total downstream earnings were up 8 percent, U.S. downstream earnings of $65 million were 24 percent lower, principally due to lower marketing margins and trading losses. Downstream earnings outside the United States of $30 million were up $27 million reflecting higher refinery runs.

        Life Sciences segment earnings were $251 million, up
3 percent from $244 million in 1997. Pharmaceuticals earnings were slightly below 1997 as improved earnings from DuPont Merck Pharmaceuticals were offset by somewhat higher "Cozaar" expenses. Agricultural products earnings were about 4 percent higher, with additional income from Pioneer and PTI largely offset by lower crop protection products earnings. Segment sales including acquisitions were $925 million, down 3 percent, reflecting 7 percent lower prices partly offset by 4 percent higher volume.
        Diversified businesses earnings were $62 million, down 26 percent from $84 million in 1997. This reflects earnings declines in the polyester businesses and the absence of earnings from medical products businesses divested last year. Segment sales were $830 million, up 46 percent on a continuing business basis due to increased volumes from acquisitions.


7/22/98






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


E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                    Three Months Ended           Six Months Ended
CONSOLIDATED INCOME STATEMENT                                            June 30                      June 30
-------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                               1998       1997           1998        1997
------------------------------------------------------------------------------------------------------------------
SALES .........................................................     $11,140    $11,402         $22,105     $22,613
Other Income ..................................................         248        313             661         652
                                                                    -------    -------         -------     -------
    Total .....................................................      11,388     11,715          22,766      23,265
                                                                    -------    -------         -------     -------
Cost of Goods Sold and Other Expenses .........................       8,371      8,314          16,622      16,564
Selling, General and Administrative Expenses ..................         677        719           1,327       1,351
Depreciation, Depletion and Amortization ......................         607        584           1,265<Fa>   1,188
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties .......................         109        101             176         192
Interest and Debt Expense .....................................         195        155             385         304
Purchased In-Process Research and Development .................         -          -                60<Fb>     -
                                                                    -------    -------         -------     -------
    Total .....................................................       9,959      9,873          19,835      19,599
                                                                    -------    -------         -------     -------
EARNINGS BEFORE INCOME TAXES AND MINORITY INTERESTS ...........       1,429      1,842           2,931       3,666
Provision for Income Taxes ....................................         452<Fc>    688           1,035<Fc>   1,467
                                                                    -------    -------         -------     -------
EARNINGS BEFORE MINORITY INTERESTS ............................         977      1,154           1,896       2,199
Minority Interests in Earnings of Consolidated Subsidiaries ...          18         14              31          39
                                                                    -------    -------         -------     -------
NET INCOME ....................................................     $   959    $ 1,140         $ 1,865     $ 2,160
                                                                    =======    =======         =======     =======

EARNINGS PER SHARE OF COMMON STOCK<Fd>:
  Basic .......................................................     $  0.85    $  1.01         $  1.65     $  1.91
  Diluted .....................................................     $  0.83    $  0.99         $  1.62     $  1.88
                                                                    =======    =======         =======     =======
DIVIDENDS PER SHARE OF COMMON STOCK ...........................     $   .35    $  .315         $  .665     $   .60
                                                                    =======    =======         =======     =======

<Fa> Includes a charge of $59 for asset write-downs related to the shutdown of certain nylon manufacturing facilities.
<Fb> Represents a charge for revision, based on independent appraisals, of the purchase price allocation in connection with the purchase of Protein Technologies International, related to the value assigned to research and development in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated. The charge was not tax effected because this transaction was a stock acquisition rather than an asset purchase.
<Fc> Includes a $31 benefit related to the sale of an international subsidiary.
<Fd> Earnings per share are calculated on the basis of the following average number of common shares:

                   Three Months Ended                 Six Months Ended
                        June 30                            June 30
             ------------------------------    ------------------------------
                 Basic           Diluted           Basic           Diluted
             -------------    -------------    -------------    -------------
     1998    1,129,926,272    1,151,784,525    1,129,175,175    1,148,733,824
     1997    1,129,508,955    1,146,593,500    1,129,531,826    1,147,280,959





E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                              Three Months Ended            Six Months Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                          June 30                       June 30
---------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                         1998        1997           1998        1997
--------------------------------------------------------------------------------------------------------------
SALES
-----
Chemicals ................................................    $ 1,045     $ 1,113         $ 2,068     $ 2,119
Fibers ...................................................      1,867       1,950           3,763       3,863
Polymers .................................................      1,765       1,788           3,494       3,418
Petroleum ................................................      4,708       4,861           9,479      10,221
Life Sciences ............................................        925         958           1,626       1,583
Diversified Businesses ...................................        830         732           1,675       1,409
                                                              -------     -------         -------     -------
    Total ................................................    $11,140     $11,402         $22,105     $22,613
                                                              =======     =======         =======     =======
AFTER-TAX OPERATING INCOME
--------------------------
Chemicals ................................................    $   159     $   137         $   336     $   280
Fibers ...................................................        179<Fa>     245             323<Fa>     478
Polymers .................................................        239         259             469         467
Petroleum ................................................        183<Fb>     246             470<Fb>     577
Life Sciences ............................................        251         244             341<Fc>     385
Diversified Businesses ...................................         62          84             143         140
                                                              -------     -------         -------     -------
    Total ................................................      1,073       1,215           2,082       2,327

Interest and Other Corporate
  Expenses Net of Tax ....................................       (114)        (75)           (217)       (167)
                                                              -------     -------         -------     -------
NET INCOME ...............................................    $   959     $ 1,140         $ 1,865     $ 2,160
----------                                                    =======     =======         =======     =======

<Fa> Includes charges of $45 for the quarter and $130 for the year to date, principally related to global Nylon operations, primarily shutdown of certain manufacturing facilities and employee separation costs.
<Fb> Includes a $31 tax benefit related to the sale of an international subsidiary partly offset by a $28 litigation accrual in the United
     States.
<Fc> Includes a charge of $60 for revision, based on independent appraisals, of the purchase price allocation in connection with the purchase of Protein Technologies International, related to the value assigned to research and development in progress at the time of purchase for which technological feasibility has not yet been established and no alternative future use is anticipated.





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






E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


CONSOLIDATED INDUSTRY SEGMENT INFORMATION                     Three Months Ended            Six Months Ended
EXCLUDING IMPACT OF NONRECURRING ITEMS                             June 30                       June 30
---------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                         1998        1997           1998        1997
--------------------------------------------------------------------------------------------------------------
AFTER-TAX OPERATING INCOME
--------------------------
Chemicals ................................................     $  159      $  137         $  336      $  280
Fibers ...................................................        224         245            453         478
Polymers .................................................        239         259            469         467
Petroleum ................................................        180         246            467         577
Life Sciences ............................................        251         244            401         385
Diversified Businesses ...................................         62          84            143         140
                                                               ------      ------         ------      ------
    Total ................................................     $1,115      $1,215         $2,269      $2,327

Interest and Other Corporate
  Expenses Net of Tax ....................................       (114)        (75)          (217)       (167)
                                                               ------      ------         ------      ------

NET INCOME ...............................................     $1,001      $1,140         $2,052      $2,160
                                                               ======      ======         ======      ======









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